DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made this 28th day of February, 1997, between INVESCO TREASURER'S SERIES TRUST, a Massachusetts business trust (the "Trust"), and INVESCO SERVICES, INC., a Georgia corporation (the "Underwriter").

                             W I T N E S S E T H:

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and currently has one class of shares (the "Shares") which is divided into four series, and which may be divided into additional series (the "Series"), each representing an interest in a separate portfolio of investments, and it is in the interest of the Trust to offer the Shares for sale continuously; and

      WHEREAS, the Underwriter is engaged in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

      WHEREAS, the Trust and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Shares of each Series in order to promote growth of the Trust and facilitate the distribution of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. The Trust hereby appoints the Underwriter its agent for the distribution of Shares of each Series in jurisdictions wherein such Shares legally may be offered
            for   sale;   provided,   however,   that   the   Trust   in   its
            absolute discretion may (a) issue or sell Shares of each Series directly to purchasers, or (b) issue or sell Shares of a particular Series to the shareholders of any other Series or to the shareholders of any other investment company, for which the Underwriter or any affiliate thereof shall act as exclusive distributor, who wish to exchange all or a portion of their investment in Shares of such Series or in shares of such other investment company for the Shares of a particular Series. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable. The Trust reserves the right to reject any subscription in whole or in part for any reason.

      2.    The   Underwriter   hereby  agrees  to  serve  as  agent  for  the
            distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), at such prices and on such terms as hereinafter set forth, all subject to applicable federal and state securities laws and regulations. Nothing herein shall be construed to prohibit the Underwriter from engaging in other related or unrelated businesses.

      3.    In   addition   to   serving   as  the   Trust's   agent   in  the
            distribution   of  the   Shares,   the   Underwriter   shall  also
            provide to the holders of the Shares certain maintenance, support or similar services ("Shareholder Services"). Such services shall include, without limitation, answering routine shareholder inquiries regarding the Trust, assisting shareholders in considering whether to change dividend options and helping to effectuate such changes, arranging for bank wires, and providing such other services as the Trust may reasonably request from time to time. It is expressly understood that the Underwriter or the Trust may enter into one or more agreements with third parties pursuant to which such third parties may provide the Shareholder Services provided for in this paragraph.

      4. Except as otherwise specifically provided for in this Agreement, the Underwriter shall sell the Shares directly to purchasers, or through qualified broker-dealers or others, in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Trust under the 1933 Act (the "Registration Statement") and related Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") of the Trust as the
            Underwriter may determine from time to time; provided that no broker-dealer or other person shall be appointed
            or   authorized   to  act  as  agent  of  the  Trust  without  the
            prior consent of the Trustees of the Trust (the "Trustees"). The Underwriter will require each broker-dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus and
            SAI) at the time in effect under the 1933 Act with respect to the public offering price of the Shares of any Series. The Trust will have no obligation to pay any commissions or other remuneration to such broker-dealers.





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      5.    The  Shares  of  each   Series   offered   for  sale  or  sold  by
            the   Underwriter   shall   be   offered   or   sold  at  the  net
            asset  value  per  share   determined  in   accordance   with  the
            then   current   Prospectus   and/or  SAI  relating  to  the  sale
            of   the   Shares   of   the   appropriate    Series   except   as
            departure   from   such   prices   shall  be   permitted   by  the
            then   current   Prospectus   and/or   SAI   of  the   Trust,   in
            accordance   with   applicable   rules  and   regulations  of  the
            Securities   and   Exchange   Commission.   Except   as   may   be
            otherwise   disclosed  in  a  then  current   Prospectus   or  SAI
            applicable   to   a   particular    Series,    the   Trust   shall
            receive  all  of  the   proceeds   resulting   from  the  sale  of
            the Shares of each Series.

      6.    Except  as  may  be  otherwise   agreed  to  by  the  Trust,   the
            Underwriter shall be responsible for issuing and delivering such confirmations of sales made by it pursuant to this Agreement as may be required; provided, however, that the Underwriter or the Trust may utilize the services of other persons or entities believed by it to be competent to perform such functions. Shares shall be registered on the transfer books of the Trust in such names and denominations as the Underwriter may specify.

      7. The Trust will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Trust as a broker-dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Trust shall not be required without its consent to comply with any
            requirement   which  in  the  opinion  of  the   Trustees  of  the
            Trust is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications of itself as broker or dealer, or otherwise, under all applicable state or Federal laws required in order that the Shares may be sold in such states or jurisdictions as the Trust may reasonably request.

      8. The Trust shall prepare and furnish to the Underwriter from time to time the most recent form of the Prospectus and/or SAI of the Trust and/or of each Series of the
            Trust.   The  Trust   authorizes   the   Underwriter  to  use  the
            Prospectus   and/or   SAI,   in  the   forms   furnished   to  the
            Underwriter from time to time, in connection with the sale of the Shares of the Trust and/or of each Series of the Trust. The Trust will furnish to the Underwriter from time to time such information with respect to the

            Trust, each Series, and the Shares as the Underwriter may reasonably request for use in connection with the sale of the Shares. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by broker-dealers or others in connection with the sale of the Shares any statements, other than those contained in a then current Prospectus and/or SAI of the Trust or applicable Series, except such supplemental literature or advertising as shall be lawful under Federal and state securities laws and regulations, and that it will promptly furnish the Trust with copies of all such material.

      9. The Underwriter will not make, or authorize any broker-dealers or others to make any short sales of the Shares of the Trust or otherwise make any sales of the Shares unless such sales are made in accordance with a then current Prospectus and/or SAI relating to the sale of the applicable Shares.

      10.   The  Underwriter,   as  agent  of  and  for  the  account  of  the
            Trust, may cause the redemption or repurchase of the Shares at such prices and upon such terms and conditions as shall be specified in a then current Prospectus and/or SAI. In selling, redeeming or repurchasing the Shares for the account of the Trust, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale, redemption or repurchase, as the case may be. The Underwriter will observe and be bound
            by  all  the   provisions   of  the   Declaration   of   Trust  or
            Bylaws   of   the   Trust   and   of   any   provisions   in   the
            Registration Statement, Prospectus and SAI, as such may be amended or supplemented from time to time, notice of which shall have been given to the Underwriter, which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

      11.   (a)   The  Trust  shall   indemnify,   defend  and  hold  harmless
                  the   Underwriter,   its  officers  and  directors  and  any
                  person   who   controls   the    Underwriter    within   the
                  meaning  of  the  1933  Act,   from  and   against  any  and
                  all    claims,    demands,    liabilities    and    expenses
                  (including   the   cost  of   investigating   or   defending
                  such    claims,    demands    or    liabilities    and   any
                  attorney   fees    incurred   in    connection    therewith)
                  which  the   Underwriter,   its   officers   and   directors
                  or  any  such  controlling   person,  may  incur  under  the
                  federal securities laws, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any related Prospectus and/or SAI or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Underwriter or any person who is an officer, director or controlling person of the Underwriter, shall not inure to the benefit of the Underwriter or officer, director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Trust, the Trustees or the Trust's shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  This indemnity agreement is expressly conditioned upon the Trust's being notified of any action brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal address in Atlanta, Georgia and sent to the Trust by the person against whom such action is brought within ten (10) days after the summons or other first legal process shall have been served upon the Underwriter, its officers or directors or any such controlling person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Trust and approved by the Underwriter, which approval shall not be unreasonably withheld. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of an additional counsel obtained by any of them. Should the Trust elect not to assume the defense of any such suit, or should the Underwriter not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Trust hereunder if in the reasonable judgment of the Underwriter it is advisable for the Underwriter, its officers and directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter's officers and directors and their respective estates and any such controlling person and their successors and estates. The Trust shall promptly notify the Underwriter of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

                  The Underwriter specifically agrees that, notwithstanding anyting to the contrary herein, it shall look solely to the assets of the Trust for any and all indemnification and that nothing shall be construed to create any personal liability of any Trustee or shareholder of the Trust. The Underwriter expressly acknowledges that the Declaration of Trust establishing the INVESCO Treasurer's Series Trust, dated January 27, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name INVESCO Treasurer's Series Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of INVESCO Treasurer's Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said INVESCO Treasurer's Series Trust, but the "Trust Property" (as defined in the Declaration) only shall be liable.

            (b)   The   Underwriter   agrees   to   indemnify,    defend   and
                  hold harmless the Trust, its Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any attorney fees incurred in connection therewith) which the Trust, its Trustees or any such controlling person may incur under the Federal securities laws, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust specifically for use in the Registration Statement or any related Prospectus and/or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the related Prospectus and/or SAI or necessary to make such information not misleading and (b) any alleged act or omission on the Underwriter's part as the Trust's agent that has not been expressly authorized by the Trust in writing.

                  Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Trust or any Trustee or controlling person of the Trust, shall not inure to the benefit of the Trust or Trustee or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect any Trustee of the Trust against any liability to the Trust or the Trust's shareholders to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  This indemnity agreement is expressly conditioned upon the Underwriter's being notified of any action brought against the Trust, its Trustees or any such controlling person, which notification shall be given by letter or telegram addressed to the Underwriter at its principal office in Atlanta, Georgia, and sent to the Underwriter by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served upon the Trust, its Trustees or any such controlling person. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the Trust, its Trustees or such controlling person by reason of any such alleged misstatement or omission on the Underwriter's part otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Underwriter and approved by the Trust, which approval shall not be unreasonably withheld.

      12.   The   Trust   will  pay  or   cause   to  be  paid  (a)   expenses
            (including    the    fees   and    disbursements    of   its   own
            counsel)   of  any   registration   of  the   Shares   under   the
            1933   Act,   as   amended,   (b)   expenses   incident   to   the
            issuance of the Shares, and (c) expenses (including the fees and disbursements of its own counsel) incurred in connection with the preparation, printing and distribution of the Trust's Prospectuses, SAIs, and periodic and other reports sent to holders of the Shares in their capacity as such. The Underwriter will pay or cause to be paid the costs and expenses of preparing,
            printing     and     distributing     any    of    the     Trust's

            Prospectuses, SAIs and sales literature. Except as may be otherwise agreed to by the Trust from time to time, the Underwriter will pay all expenses (other than the Trust's auditing expenses) of qualifying or continuing the qualification of the Shares for sale under the laws of such states as may be designated by the Underwriter under the conditions herein specified. No transfer taxes, if any, which may be payable in connection with the issue or delivery of the Shares sold as herein contemplated or of the certificates for the Shares shall be borne by the Trust or its Trustees, and the Underwriter will indemnify and hold harmless the Trust and its Trustees against liability for all such transfer taxes. The Underwriter shall prepare and provide necessary copies of all sales literature subject to the Trust's approval thereof.

      13. This Agreement shall become effective as of February 28, 1997, and shall continue in effect for an initial term
            expiring    February   28,   1998,   and   from   year   to   year
            thereafter, but only so long as such continuance is specifically approved at least annually (a)(i) by a vote of the Trustees of the Trust or (ii) by a vote of a majority of the outstanding voting securities of the
            Trust, and (b) by a vote of a majority of the Trustees of the Trust who are not "interested persons," as defined in the Investment Company Act, of the Trust cast in person at a meeting for the purpose of voting on this Agreement.

            Either party hereto may terminate this Agreement on any date, without the payment of a penalty, by giving the other party at least 60 days' prior written notice of such termination specifying the date fixed therefor. In particular, this Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the members of the Trustees of the Trust who, except for their positions as Trustees of the Trust, are not "interested persons" (as defined in the Investment Company Act) of the Trust or by a vote of a majority of the outstanding voting securities of the Trust on not more than 60 days' written notice to the Underwriter.

            Without prejudice to any other remedies of the Trust provided for in this Agreement or otherwise, the Trust may terminate this Agreement at any time immediately upon the Underwriter's failure to fulfill any of the obligations of the Underwriter hereunder.

      14.   The  Underwriter  expressly  agrees that,  notwithstanding anything to the contrary herein, or in any applicable law, it will look solely to the assets of the Trust for any obligations of the Trust hereunder and nothing herein shall be construed to create any personal liability on the part of any Trustee or any shareholder of the Trust. The Underwriter expressly acknowledges that the Declaration provides that the name INVESCO Treasurer's Series Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of INVESCO Treasurer's Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said INVESCO Treasurer's Series Trust, but the "Trust Property" (as defined in the Declaration) only shall be liable.

      15. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 15, the definition of "assignment" contained in the Investment Company Act shall be applied.

      16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

      17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Trust and the Underwriter and, if applicable, approved in the manner required by the Investment Company Act.

      18. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

      19.   This   Agreement   and   the   application   and    interpretation
            hereof  shall  be  governed   exclusively   by  the  laws  of  the
            State of Georgia.

      IN WITNESS WHEREOF, the Trust and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and the Underwriter has caused its corporate seal to be affixed as of the day and year first above written.

                                    INVESCO TREASURER'S SERIES TRUST


ATTEST:                             By:  /s/ George S. Robinson
                                         -----------------------------
/s/ Tony D. Green                        George S. Robinson, President
-----------------
Tony D. Green
Secretary

                                    INVESCO SERVICES, INC.


                                    By:   /s/ Michael J. Hanley
                                          ---------------------
ATTEST:                                   Michael J. Hanley
                                          President
/s/ Tony D. Green
-----------------
Tony D. Green
Secretary